DATUM TELEGRAPHIC INC.

                             STOCK OPTION AGREEMENT

         This Agreement made as of the     day of     , 1998.


         BETWEEN:

                           ---------------------


                           (the "Optionee")


         AND:

                    DATUM   TELEGRAPHIC   INC.,  a  body  corporate  having  its
                    registered office at 3000 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia

                           (the "Company")


         WHEREAS the Directors of the Company have authorized the granting of options to purchase shares in the capital of the Company to certain of its [senior] employees.

         NOW THEREFORE THIS AGREEMENT WITNESSETH:


         DEFINITION

         1. In this Agreement the term "share" or "shares" means, as the case may be, one or more Class B Common shares without par value in the capital stock of the Company as constituted at the date of this Agreement.

         GRANTING OF OPTION

         2. The Company hereby irrevocably grants to the Optionee a non-assignable, non-transferable option to purchase ________ shares in the capital stock of the Company (the "Option") at a price of $____ per share (the "Option Price") on the terms and conditions hereinafter set forth.

         EXERCISE OF OPTION

         3. Subject to paragraphs 6, 7 and 9 hereof the Option may be exercised by the Optionee from time to time during the period commencing on the date of this Agreement until and including May 31, 2002 (the "Expiry Date") by notice in writing to the Company to that effect as follows:

         (a) at any time but only once during the period January 1, 1999 to December 31, 1999 up to shares;


         (b) at any time but only once during the period January 1, 2000 to December 31, 2000, up to shares;


         (c) at any time but only once during the period January 1, 2001 to December 31, 2001, up to shares;


         (d) at any time but only once during the period January 1, 2002 to December 31, 2002, up to shares; and


         Any such notice given to the Company (an "Exercise Notice") shall specify the number of shares with respect to which the Option is being exercised and shall be accompanied by a cheque drawn on a Canadian chartered bank in favour of the Company in full payment of the Option Price for the number of shares then being purchased.

         DELIVERY OF SHARE CERTIFICATE

         4. The Company shall, within 30 business days after receipt of the Exercise Notice deliver to the Optionee a share certificate representing the number of shares with respect to which the Option was exercised and issued as of the date of receipt of the Exercise Notice by the Company.

         FILING WITH REGULATORY AUTHORITIES

         5. If, during the term of this Agreement, the Company files a prospectus with a securities regulatory authority in Canada, then this Agreement will be required to be filed with and approved by the securities regulatory authorities having jurisdiction over the Company as well as with any stock exchange (the "Exchange") upon which the shares of the Company are to be listed, in which case the Optionee hereby agrees to be bound by any modification of the terms and conditions of the Option as may be required by the securities regulatory authorities or the Exchange.

         CAPITAL REORGANIZATION

         6. If the authorized capital of the Company as presently constituted is consolidated into a lesser number of shares or subdivided into a greater number of shares, the number of shares in respect of which the option remains unexercised shall be decreased or increased proportionately as the case may be, and the then prevailing purchase price to be paid by the Optionee for each such share shall be correspondingly decreased or increased as applicable. If the Company shall determine to amalgamate or merge with any other company or companies (and the right to do so is hereby expressly reserved) whether by way of statutory amalgamation, sale of its assets and undertaking, or otherwise howsoever, then and in each such event the number of shares in the corporation resulting from such amalgamation or merger in respect of which the Option remains unexercised shall be such number of shares in that corporation as would have been acquired by the Optionee pursuant to the amalgamation or merger had the Option been fully exercised immediately prior to the date of such amalgamation or merger and the then prevailing purchase price of the shares to be paid by the Optionee shall be correspondingly decreased or increased as applicable.

         FURTHER ISSUANCES

         7. If at any time prior to May 30, 1999 the Company issues shares from treasury to investors at a subscription price of less than $1.00 per share (the "Price"), the Optionee will waive his pre-emptive rights in respect of any issuance by the Company to Fractal Capital Corp., Rudy and Patricia North Foundation, Permez Petroleums Ltd., Rolabe Holdings Ltd. and Barry Lando of an additional block of shares equal to the difference between the number of shares that could be purchased with $400,000 at the Price and 400,000.

         ASSIGNMENT OF OPTION

         8. The Option is not assignable or transferable to any person except that the Option may be assigned with the prior written consent of the Company to a personal corporation beneficially wholly owned by the Optionee.

         TERMINATION OF OPTION

         9. In the event of the death of the Optionee during any one of the four periods of time set forth in Section 3(a) to (d) hereof (the "Yearly Option Periods"), the Option will terminate on the earlier of the Expiry Date and that date which is 6 months after the date of death of the Optionee during which 6 months the personal representative of the Optionee may exercise the unexercised part of the Option available to the Optionee in the Yearly Option Period in which the death occurred.

         In the event of the termination of the employment of the Optionee with the Company:

         (a) for cause, the Option shall terminate immediately and the Optionee shall not be entitled to exercise any unexercised part of the Option or to any compensation in connection therewith;


         (b) for any other reason, the Option shall terminate immediately except that the Optionee may for a period of 30 days exercise any unexercised part of the Option available to the Optionee in the Yearly Option Period in which the termination occurred but will not be entitled to any compensation in respect of any part of the Option which may not be exercised.

         NOTICE

         10. Any notice required to be given under this Agreement shall be in writing and shall be deemed to be well and sufficiently given if delivered or if mailed by prepaid registered mail in Canada to any party hereof at their address as aforesaid or at such other address as either party from time to time in writing advise. Any such notice given as aforesaid shall be deemed to have been given if delivered, when delivered, or if mailed, on the third business day after the mailing thereof.

         AMENDMENT OF MATERIAL TERMS

         11. The Board may approve the amendment or modification of the Option agreed to with the Optionee at any time if the Board deems it advisable in the circumstances. However, any amendment of the Option which would materially change the benefits under the Option shall be effective only upon the approval by ordinary resolution of the members of the Company entitled to vote at a general meeting of the Company. Any amendment to any provision of the Option shall be subject to approval, if required, by any regulatory body having jurisdiction over the securities of the Company.

         TIME OF THE ESSENCE

         12.      Time shall be of the essence of this Agreement.


         SUCCESSORS

         13. This Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators and permitted assigns of the Optionee and the successors of the Company.


         IN WITNESS WHEREOF the parties hereto have caused these presents to be executed as of the day and year first above written.


         SIGNED,  SEALED  AND  DELIVERED  by in  the           )
presence of:
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         DATUM TELEGRAPHIC INC.                                )

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         Per:     _____________________________                )

                  Authorized Signatory                         )